As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-4190788
(State or other jurisdiction of incorporation or organization) 980 Jolly Road Blue Bell, Pennsylvania (Address of Principal Executive Offices)	(I.R.S. Employer Identification No.) 19422 (Zip Code)

BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan

BrightView Holdings, Inc. 2018 Employee Stock Purchase Plan

(Full titles of the plans)

Jonathan M. Gottsegen, Esq.

Executive Vice President, Chief Legal Officer and Corporate Secretary

BrightView Holdings, Inc.

980 Jolly Road

Blue Bell, Pennsylvania 19422

(844) 235-7778

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Brightview Holdings, Inc. (the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register (i) 6,000,000 additional shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), under the BrightView Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan, as amended, and (ii) 1,000,000 additional shares of Common Stock under the BrightView Holdings, Inc. 2018 Employee Stock Purchase Plan, as amended. This Registration Statement hereby incorporates the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2020 (Registration No. 333-237116) and June 28, 2018 (Registration No. 333-225972).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

By this reference, the following documents filed or to be filed by the Registrant with the Commission are incorporated into and made a part of this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the Commission on November 16, 2023.

2.	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2023 from its Definitive Proxy Statement on Schedule 14A, as filed with the Commission on January 18, 2024.

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, as filed with the Commission on January 31, 2024.

4.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on October 2, 2023, January 18, 2024, February 23, 2024, March 1, 2024 and March 5, 2024 (in each of the foregoing cases, other than portions of that document deemed to be furnished and not filed).

5.	The description of the Common Stock contained in Exhibit 4.6 to its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Commission on November 16, 2023.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters any shares of such Common Stock then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the above, information that is “furnished” to the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this Registration Statement.

Item 8.	Exhibits.

The following exhibits have been filed as a part of this Registration Statement and are specifically incorporated by reference:

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Third Amended and Restated Certificate of Incorporation of BrightView Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 2, 2018).

4.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of BrightView Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 7, 2023).

4.3	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 28, 2023).

4.4	Amended and Restated Bylaws of BrightView Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated July 2, 2018).

4.5	Stockholders Agreement, dated as of June 27, 2018, among BrightView Holdings, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated July 2, 2018).

4.6	KKR Waiver of Rights Letter, dated as of August 28, 2023, delivered by KKR BrightView Aggregator L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 28, 2023).

4.7	Second Amended and Restated Limited Partnership Agreement of BrightView Parent, L.P., dated June 30, 2014, by and among BrightView GP I, LLC and the other parties party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A dated June 11, 2018).

4.8	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of BrightView Parent, L.P., dated July 5, 2016, by BrightView GP I, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A dated June 11, 2018).

4.9	Amendment No. 2 to the Second Amended and Restated Limited Partnership Agreement of BrightView Parent L.P., dated as of June 27, 2018, by and among BrightView GP I, LLC and BrightView Holdings, Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated July 2, 2018).

4.10	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K dated November 16, 2023).

5.1ǂ	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1ǂ	Consent of Deloitte & Touche LLP, independent registered certified public accounting firm.

23.2ǂ	Consent of Troutman Pepper Hamilton Sanders LLP (included as part of Exhibit 5.1 to the Registration Statement).

24.1ǂ	Powers of Attorney (included in the signature page hereto).

99.1	Brightview Holdings, Inc. Amended and Restated 2018 Omnibus Incentive Plan, as amended (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A dated January 18, 2024).

99.2	Brightview Holdings, Inc. 2018 Employee Stock Purchase Plan, as amended (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A dated January 18, 2024).

107ǂ	Filing Fee Table.

ǂ  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Pennsylvania, on the date or dates indicated below.

BRIGHTVIEW HOLDINGS, INC. (Registrant)

March 7, 2024	By:	/s/ Jonathan M. Gottsegen
Jonathan M. Gottsegen
Executive Vice President, Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Brett Urban and Jonathan M. Gottsegen his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dale A. Asplund	Chief Executive Officer, President and Director	March 7, 2024
Dale A. Asplund	(Principal Executive Officer)

/s/ Brett Urban	Executive Vice President and Chief Financial Officer	March 7, 2024
Brett Urban	(Principal Financial Officer)

/s/ Brian Jackson	Chief Accounting Officer	March 7, 2024
Brian Jackson	(Principal Accounting Officer)

/s/ Paul E. Raether	Chairman of Board of Directors	March 7, 2024
Paul E. Raether

/s/ James R. Abrahamson	Director	March 7, 2024
James R. Abrahamson

/s/ Kurtis Barker	Director	March 7, 2024
Kurtis Barker

/s/ Jane Okun Bomba	Director	March 7, 2024
Jane Okun Bomba

/s/ William Cornog	Director	March 7, 2024
William Cornog

/s/ Joshua Goldman	Director	March 7, 2024
Joshua Goldman

/s/ Frank Lopez	Director	March 7, 2024
Frank Lopez

/s/ Richard W. Roedel	Director	March 7, 2024
Richard W. Roedel

/s/ Mara Swan	Director	March 7, 2024
Mara Swan